UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 15, 2006
(Date of earliest event reported)

VoIP, Inc.
(Exact name of Company as specified in its charter)

Texas	000-28985	75-2785941
(State or Other Jurisdiction)	(Commission File Number)	(I.R.S. Employer Identification)
of Incorporation)

 151 So. Wymore Rd., Suite 3000, Altamonte Springs, Florida 32714

  (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (407) 389-3232

N/A

 (Former name or former address, if changed since last report)

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 15, 2006, VoIP, Inc. (the “Company”) executed three (3) promissory notes (the “Notes”) in the aggregate principal amount of $250,000. On December 22, 2006, or on demand, the principal amount of the Notes, plus interest on the unpaid principal balance of the Notes, is due. The interest rate on the Notes is twelve percent (12%) per annum, and, in the event of a default, interest for any past due amounts shall be eighteen percent (18%) per annum. Additionally, the Company agreed to issue the Note holders five (5) year warrants to purchase available shares of the Company's common stock exercisable at $0.475 per share, with the warrants containing a cashless exercise provision. The number of warrants that a Note holder will receive will be determined based upon the amount due under the Note as of the repayment date of the Note, divided by the exercise price of the warrant.

Item 3.02 Unregistered Sales of Equity Securities.

See the disclosure set forth under Item 2.03, which is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Promissory Note issued to Whalehaven Capital Fund, Limited in the principal amount of $83,333.

10.2	Promissory Note issued to Alpha Capital Ansalt in the principal amount of $83,334.

10.3	Promissory Note issued to Ellis International Ltd. in the principal amount of $83,333.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VoIP, INC.
Date: December 21, 2006
	By:	/s/ Robert Staats
Robert Staats
Chief Accounting Officer